UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2007 (October 4, 2007)

UAP Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51035	11-3708834
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

7251 W. 4th Street
Greeley, Colorado 80634
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 4, 2007, UAP Holding Corp. (the “Company”) issued a press release reporting its earnings for the thirteen week quarter ended August 26, 2007, and announcing that the Company would conduct a conference call on October 4, 2007, to discuss its financial results for such periods. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The attached press release is being “furnished” and is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure.

As previously disclosed in our Form 8-K dated as of September 4, 2007, our wholly-owned subsidiary, United Agri Products, Inc. (“United Agri Products”) intends to amend its existing credit facility to increase the size of its senior secured term loan facility. We previously disclosed that the senior secured term loan facility would be increased by $150 million, but we now expect the increase to be $225 million. United Agri Products makes no assurance that the amended credit facilities will be consummated on the terms described above or at all.

The information we are furnishing under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On October 4, 2007, UAP Holding Corp. issued a press release announcing the payment of a cash dividend of $0.225 per share, which will be payable on December 3, 2007, to stockholders of record as of November 15, 2007. A copy of the press release announcing the dividend is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Document
99.1	Press Release dated October 4, 2007.
99.2	Press Release dated October 4, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAP HOLDING CORP.
(Registrant)
Date: October 4, 2007
By:	/s/ Todd A. Suko
Todd A. Suko
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release dated October 4, 2007.
99.2	Press Release dated October 4, 2007.